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                                                                     EXHIBIT 2.3


                     AMENDMENT TO ASSET PURCHASE AGREEMENT


         This AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is made as of this 28th day of March, 1997, by and among PAGE AMERICA GROUP, INC., a New York Corporation, PAGE AMERICA OF ILLINOIS, INC., an Illinois corporation, PAGE AMERICA COMMUNICATIONS OF INDIANA, INC., an Indiana corporation, PAGE AMERICA OF PENNSYLVANIA, INC., a Pennsylvania corporation (collectively, the "Sellers" and individually a "Seller"), and METROCALL, INC., a Delaware corporation (the "Buyer").

         WHEREAS, Sellers and Buyer entered into a certain Amended and Restated Asset Purchase Agreement dated as of January 30, 1997 (the "Agreement"); and

         WHEREAS, Sellers and Buyer have agreed to amend the Agreement in certain respects set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth herein and in the Agreement, the parties hereto agree as follows:

SECTION 1         DEFINITIONS

         Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement. All references to the "Agreement" in the Agreement, including without limitation all representations and warranties, are amended to refer to the Agreement as amended by this Amendment.

SECTION 2         PURCHASE PRICE FOR ASSETS

         (a) Section 4.1(a)(i) of the Agreement is amended to add the phrase "minus an amount equal to the unpaid purchase price of any pagers delivered to the Sellers pursuant to the letter agreement dated March 4, 1997 and resold by Sellers, plus interest that has accrued on such amount and is unpaid as of the Closing Date" between the terms "($25,000,000)" and "(the "'Cash Consideration")".

         (b) Section 4.1(a) (iii) of the Agreement is amended by deleting the term "830,333" and replacing it with the term "762,960".


 SECTION 3        EFFECT OF AMENDMENT

         All of the terms and provisions of the Agreement, other than as amended hereby, are hereby confirmed and remain in full force and effect as of the date of this Amendment.


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SECTION 4         MISCELLANEOUS

                  (a) Subject to applicable law, this Amendment may be amended, modified and supplemented in any and all respects, by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

                  (b) This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  (c) This Agreement shall be governed and construed in accordance with the law of the State of Delaware without giving effect to principles of conflicts of law thereof.

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         IN WITNESS WHEREOF, Sellers and Buyer have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                BUYER

                                METROCALL, INC.

                                By: /s/ Vincent D. Kelly (Seal)
                                   ---------------------
                                Its: Executive Vice President
                                    -------------------------

                                SELLERS

                                PAGE AMERICA GROUP, INC.

                                By: /s/ David A. Barry (Seal)
                                   -------------------
                                Its: Chairman
                                    ------------------

                                PAGE AMERICA OF NEW YORK, INC.

                                By: /s/ David A. Barry (Seal)
                                   -------------------
                                Its: Chairman
                                    ------------------

                                PAGE AMERICA OF ILLINOIS, INC.

                                By: /s/ David A. Barry (Seal)
                                   -------------------
                                Its: Chairman
                                    ------------------

                                PAGE AMERICA COMMUNICATIONS OF
                                         INDIANA, INC.

                                By: /s/ David A. Barry (Seal)
                                   -------------------
                                Its: Chairman
                                    ------------------

                                PAGE AMERICA OF PENNSYLVANIA, INC.

                                By: /s/ David A. Barry (Seal)
                                   -------------------
                                Its: Chairman
                                    ------------------



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